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                                                                     Exhibit 21

                       SUBSIDIARIES OF HOSPIRA, INC.

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                            Organization                       Jurisdiction
-------------------------------------------------------------- ------------
Abbott Hospitals de Costa Rica Ltd.***                         Bahamas
Abbott Laboratories de Costa Rica Ltd.**                       Bahamas
Hospira Fleet Services, LLC                                    Delaware, U.S.A.
Hospira GmbH*                                                  Germany
Hospira GmbH*                                                  Switzerland
Hospira Healthcare B.V.*                                       The Netherlands
Hospira Healthcare Corporation                                 Canada
Hospira Healthcare EPE*                                        Greece
Hospira Healthcare SPRL*                                       Belgium
Hospira Holding Ltd.                                           Bahamas
Hospira Ireland Limited                                        Ireland
Hospira K.K.*                                                  Japan
Hospira Latin America Holding, S.L.                            Spain
Hospira Limited                                                Hong Kong
Hospira Limited                                                Ireland
Hospira Limited                                                United Kingdom
Hospira Ltd.                                                   Bahamas
Hospira Produtos Hospitalares Limitada*                        Brazil
Hospira Pte Ltd.                                               Singapore
Hospira Pty Ltd                                                Australia
Hospira Puerto Rico, LLC*                                      Delaware, U.S.A.
Hospira SAS*                                                   France
Hospira Scandanavia AB*                                        Sweden

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Hospira, S. de R.L. de C.V.*                                   Mexico
Hospira S.L.*                                                  Spain
Hospira SpA.                                                   Italy
Hospira Worldwide, Inc.*                                       Delaware, U.S.A.
Overseas Managers' Pension Plan of Hospira, Inc.*              Delaware, U.S.A.
Oximetrix, Inc.                                                Delaware, U.S.A.
Sorenson Research Co., Inc.                                    Utah, U.S.A.

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     *    Subsidiary will be formed prior to the distribution of shares of
          Hospira common stock to Abbott shareholders.

     **   To be renamed Hospira de Costa Rica Ltd.

     ***  To be renamed Hospira Holdings de Costa Rica Ltd.